Exhibit 99.1

Yelp Inc.

April 25, 2012

Joseph (Jed) Nachman

RE: Secondment to Yelp UK Ltd

Dear Jed:

This secondment agreement (“Agreement”) confirms the terms and conditions relating to your secondment by Yelp Inc. (“Yelp”) to Yelp UK Ltd. (“Yelp UK”). Yelp UK is a wholly-owned subsidiary of Yelp. During the period of your secondment, the terms and conditions of your Amended and Restated Terms of Employment by Yelp! Inc. dated February 2, 2012 and signed by you on February 3, 2012 (the “Offer Letter”) will remain applicable, including your at-will status, unless expressly modified by the contents of this Agreement.

Upon termination of the secondment or if at any time you return to work in the United States, other than in connection with your provision of duties to Yelp UK, the terms of this Agreement shall immediately and automatically cease to apply to you (save for any ongoing obligations you will continue to owe Yelp UK under the terms of the Proprietary Information Agreement and Assignment of Inventions Agreement), you will revert to the terms of the Offer Letter and you shall be expected to return to Yelp’s office or such office as Yelp may require.

You shall remain an employee of Yelp at all times but your services will be temporarily seconded to Yelp UK.

Your secondment is subject to and conditional on your obtaining any required passport, visa, resident and/or work permits and any related documents, as well as compliance with any required medical or government clearances. During this secondment, you shall notify Yelp and Yelp UK immediately if any circumstances arise which may affect your immigration status or permission to work in the UK. Yelp or Yelp UK may require you to provide proof of your eligibility to work in the UK, and reserves the right to immediately terminate your secondment if, for any reason, you are no longer entitled to reside or work in the UK.

A.	Secondment

During the period of your secondment, you will perform the role of Senior Vice President of Revenue. Your responsibilities will include, but are not limited to, leading the organization of over 500 sales employees, overseeing multiple sales functions: local sales; national sales; account management; revenue operations; sales training; and global sales, ensuring that all department heads are on track and meeting goals; managing company revenue targets and client retention goals; and scaling sales teams effectively. You will lead efforts and plan for go-to market strategies, work closely with the Executive Leadership Team and represent Yelp at industry events. You may be required to undertake the duties of another position, either in addition to or instead of the above duties, it being understood that you will not be required to perform duties which are not reasonably within your capabilities.

You will be subject to the day to day management and control of Yelp UK, from whom you will take instructions. You will report to Geoff Donaker or such other person as you are told from time to time.

Your normal working hours shall be from 9:00 am to 6:00 pm Monday to Friday with 1 hour for lunch. You will however be required to work such additional hours as may be reasonably required for the proper performance of your duties under this secondment, without additional compensation.

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You will be based at Yelp UK’s offices in London. During the period of your secondment, you may be required to travel on the business of Yelp UK to such places (within the UK by such means and on such occasions as the business may from time to time require).

During the period of your secondment, you shall:

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unless prevented by incapacity, devote the whole of your working time, attention and abilities to your responsibilities to Yelp UK (or any additional / alternative duties you are given in respect of Yelp);

•	faithfully and diligently serve the business of Yelp UK and use your best endeavours to promote, protect, develop and extend that business;

•	not enter into any arrangement on behalf of Yelp UK which is outside the normal course of business or your normal duties or which contains unusual or onerous terms;

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not have any authority to negotiate on behalf of Yelp, or to modify or accept contracts on behalf of Yelp, or to otherwise bind Yelp to any contract with any third party or to conduct any business in the name of or on behalf of Yelp. Further, any contract presented to you that is intended to bind Yelp must be entered into by a duly authorized officer of Yelp located in the principal business offices of Yelp; and

•	report to and liaise with your line manager at Yelp UK as and when requested.

B.	Compensation and Benefits

During your secondment, you will receive the following compensation (subject to appropriate deductions for tax and social security contributions under the tax equalization program):

•	Base salary: annual base gross salary paid out once a month consisting of base salary and cost of living adjustment as follows:

•	187,125.90 GBP (British Pounds) annual salary, which is converted from current salary of $300,000 at the rate of .623753 USD to 1 GBP (the mean for 2011).

•	78,592.88 GBP (British Pounds) annual cost of living adjustment.

•	Monthly Stipend: You will receive 100 GBP/month to cover gym & transit costs.

•	Shipping: Use of our FedEx/UPS accounts to ship the small remainder of personal items to the UK.

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Work, Holiday Schedule: Your work and holiday schedule with Yelp will not apply during the period of your secondment and you will not be entitled to paid time off in line with the provisions of your Offer Letter. Instead, for the duration of the secondment, you will be entitled to 20 days’ holiday in each Yelp UK holiday year (which shall run from January to December, pro-rated for shorter periods during the assignment), to be taken at such times as are agreed with your Line Manager plus the usual public holidays of England. In respect of any part year worked holiday entitlement will accrue on a pro rata basis for each completed month of service. You are not permitted to carry forward your holiday entitlement into a new holiday year and any untaken holiday will be forfeited. At the termination of your secondment, or if your employment is terminated whilst you are seconded to Yelp UK, you will be entitled to payment for any accrued but untaken holiday entitlement. If your employment is terminated at any time when you have taken more holiday entitlement than you have accrued, payment for this holiday will be deducted from the final payment to you. Payments due to you in this regard may be withheld from any payments owed to you. The calculation for the payment or repayment (as appropriate) shall be made by reference to 1/260 of your annual Base Salary for each day’s holiday.

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Illness: During the period of your secondment, you will not be entitled to sick leave under the terms of your Offer Letter. Instead, if you are absent from work due to sickness, subject to your compliance with the terms of any Yelp UK policy and rules relating to sickness absence in place from time to time, you may be entitled to statutory sick pay subject to the legislation and regulations in force at any time. Any other payments for periods of sickness absence will be at the discretion of Yelp and in accordance with Yelp UK’s policies and procedures.

•	Travel: four (4) roundtrip plane ticket every 12 months to any location for your personal use up to maximum of $1,500 USD per ticket (expires if unused during each period).

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•	One-time moving cost reimbursement: up to $35,000 USD in 2012 to cover temporary housing, moving costs and any other reimbursable expenses.

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One-time moving cost reimbursement: up to $9,000 USD in 2014 if and when the secondment is completed, provided it is not ended because, in the reasonable opinion of Yelp UK you have committed an act of gross misconduct, or are otherwise in breach of a term of this Agreement or your Offer Letter.

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Health and Welfare Plans: Medical insurance will be provided through CIGNA International. Dental, vision, disability and life insurance coverage will continue under the same plans in the US. All benefits are subject to the rules of the relevant scheme and any associated policy of insurance in force from time to time. Benefit schemes can be amended, replaced or withdrawn from time to time, without any compensation and notwithstanding any adverse impact that such amendment, replacement or withdrawal may have on any current or prospective benefits being claimed or received by you under such schemes. If any third party benefit provider refuses for any reason to provide benefits to or in respect of you under any benefit scheme neither Yelp nor Yelp UK will be liable to provide such benefits or compensate you for the loss of such benefits. Neither Yelp nor Yelp UK will not under any duty to take steps to challenge any such refusal by a scheme provider. The provision of benefits under this Agreement (including on the grounds of incapability) will not prevent Yelp or Yelp UK (as appropriate) from terminating your secondment or your employment, notwithstanding that such termination may deprive you of sick pay or any current, future or prospective benefits under any benefit scheme including, but not limited to, any applicable private medical insurance cover or long-term disability scheme. Neither Yelp nor Yelp UK will be liable for any such losses arising from the termination of your secondment or employment.

•	Other leaves: Other leaves of absence will be determined in accordance with Yelp UK’s policies and procedures in force from time to time.

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Tax Equalization and Tax Preparation Services: In order to eliminate tax inequities as a result of working in the United Kingdom, Yelp will provide tax equalization to you, as more fully explained in the attached Exhibit A. For the purposes of this section, your point of origin is California, United States (“Resident State”).

During the period of your secondment, you will pay approximately the same U.S. income (federal, state and local) and social security taxes that you would have paid had you remained in the United States. To accomplish this, there will be an amount deducted from your pay corresponding to the U.S. federal and Resident State income tax, as well as U.S. social security tax, that you would have paid had you lived and worked in Resident State (“Retained Hypothetical Tax”). This Retained Hypothetical Tax will be calculated and deducted from your compensation and will replace actual withholdings. After your tax returns are prepared, your hypothetical tax will be recomputed to reflect the actual facts for the year (“Final Hypothetical Tax”) and the difference between the Retained Hypothetical Tax and the Final Hypothetical Tax will be settled promptly thereafter.

You will be required to comply with all U.S., state and local and foreign laws regarding personal income and social taxes. You will be responsible and liable for the submission of tax returns for the United States (including state and federal local tax returns, as applicable). To assist you in this regard, Yelp will designate a tax return preparer and pay for the preparation of required tax returns and tax equalization settlement calculations for you for all tax years affected by the secondment. For purposes of Yelp’s tax equalization policy, you agree to either personally provide Yelp with a copy of your completed tax returns applicable to the years of your secondment or allow the tax return preparer to provide this information directly to Yelp for you.

C.	Expenses

Yelp shall reimburse you (on production of such evidence as Yelp shall reasonably require and your compliance with any expenses policy in place from time to time in Yelp UK) the amount of all expenses properly and reasonably incurred by you in the course of performing your duties to Yelp UK during your secondment.

D.	Standard of Conduct

During the period of your secondment, you must comply with the rules and procedures, working practices and policies of Yelp UK in place from time to time.

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You are also expected to abide by the laws and regulations of the UK. Accordingly, you are required to maintain a standard of conduct that does not bring discredit upon yourself, your supervisors or upon Yelp UK.

You are expected to comply with the United States Foreign Corrupt Practices Act, and with local law applicable to governmental payments. Except as permitted under the express written policies of Yelp, you shall not, directly or indirectly, pay, give or offer anything of value to any foreign government officer, employee or representative, to any foreign political party or candidate for or incumbent in any foreign political office, or to any international public organization, for any personal or business reasons, including in order to assist in obtaining, retaining or directing business. Further, it is understood that in accepting this secondment, you agree that you will not engage in any employment or business enterprises that would in any way conflict with your service with, and the interest of, Yelp, Yelp UK or any affiliated company.

If so requested by Yelp UK, you will be required to sign a Proprietary Information Agreement and Assignment of Inventions Agreement with Yelp UK, in compliance with local law, in respect of your activities on behalf of Yelp UK during the period of your secondment.

You must comply with the duties imposed by the Health and Safety at Work Act 1974 or any substitution thereof or amendment or alteration thereto (“the Act”) and the Health and Safety Regulations made or to be made under the Act and in particular with the duties set out under section 7 of the Act which require an employee to:

•	take reasonable care for the health and safety of yourself and of others who may be affected by your acts or omissions at work;

•	as regards any duty imposed on Yelp UK or any other person, co-operate with Yelp UK so far as is necessary to enable that duty to be performed or complied with.

E.	Term and Termination

This secondment will commence on May 9, 2012, or as soon as is reasonably practicable thereafter. This secondment is anticipated to last for up to twenty-four (24) months from the commencement date. At its discretion, however, Yelp may terminate this secondment before the expiration of that period in accordance with this letter or extend the secondment as required. If your secondment goes beyond twenty-four (24) months, the terms and conditions of your secondment will be reviewed by Yelp.

Yelp will usually give you one (1) month’s written notice of the termination of your secondment. However, Yelp reserves the right to terminate your secondment without notice, if it has reasonable grounds to believe you are guilty of gross misconduct, gross negligence or in material breach of one of the terms of this Agreement or the terms of the Offer Letter. Examples of gross misconduct, include, but are not limited to:

•	refusing to carry out any material and proper direction given in the course of the employment, including directions given in accordance with this Agreement;

•	improperly divulging to any third party any confidential or non-public information regarding Yelp, Yelp UK, its or their employees or any person with whom Yelp or Yelp UK deals;

•	committing any act or divulging any material information which is contrary to or damages the interests or objectives of Yelp or Yelp UK;

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committing any criminal offence which in the opinion of Yelp makes you unsuitable for the type of work that you are employed to do or may reasonably be expected to do or which makes you unacceptable to other employees;

•	dishonest conduct;

•	violent, obscene or abusive behaviour towards other employees or officers of Yelp or Yelp UK;

•	serious or wilful breach of your duties; or

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any other serious or irreparable act or omission by you where such act or omission is, in the reasonable opinion of Yelp likely to (or has) cause(d) serious harm to the business or reputation of Yelp or Yelp UK.

If you wish to terminate your employment whilst you are working in the UK, you are required to give Yelp one month’s written notice.

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On the termination of the secondment other than for gross misconduct, gross negligence or material breach, Yelp’s intention is that you will return to work for Yelp in a suitable capacity, however, you remain at all times an at-will employee of Yelp and shall not have an entitlement or guarantee of any position with Yelp at the end of your secondment. For the avoidance of doubt, the termination of your employment with Yelp shall automatically terminate your secondment under this Agreement.

Notwithstanding the foregoing, in the event your secondment is terminated for any reason, or your underlying employment is terminated, or if you voluntarily terminate employment or accept employment with another organization (unrelated to Yelp) within six (6) months of the secondment start date, you will be solely responsible for any and all expenses related to the relocation of you and your family back to your home jurisdiction, including without limitation airfare, shipping costs, temporary housing expenses, and the like.

By signing this Agreement, you consent to the deduction from any sum otherwise payable to you by reason of your employment with Yelp including this secondment the value of any claim of whatever nature and in whatever capacity that Yelp may have against you, including but not limited to:

•	overpayment of wages or expenses;

•	loans or advances from Yelp; and

•	reimbursement of relocation costs or any other benefit in accordance with your relocation.

F.	Grievances and Disciplinary Procedures

Details of Yelp UK’s non-contractual disciplinary and grievance procedures can be obtained from the HR Department. If you are unhappy about any aspect of your secondment you should raise the matter at first instance with Geoff Donaker. If you are still unhappy you should take up the grievance with Jeremy Stoppelman whose decision shall be final.

G.	Return of Property

On termination of this secondment, you shall return to Yelp UK in accordance with its instructions all equipment, correspondence, records, specifications, software, models, notes, reports and other documents and any copies thereof and any other property belonging to Yelp UK (including but not limited to keys, credit cards, equipment and passes) which are in your possession or under your control.

H.	Third Party Beneficiary

Each of Yelp and Yelp UK is a third party beneficiary of this agreement and each of them has the full right and power to enforce rights, interests and obligations under this agreement without limitation or other restriction.

I.	Governing Law

This temporary amendment to the Offer Letter will be governed by and construed in accordance with the laws of the State of California. You expressly agree that the laws of England and Wales do not apply and waive all claims under UK law. Notwithstanding the foregoing, to the extent that you are entitled to rights, benefits or compensation under the laws of both the UK and your home jurisdiction, you agree that you will be entitled to such rights, benefits, or compensation that are no greater than those provided to you under the terms of this letter agreement, so that any advantages that may accrue to you under the laws of both jurisdictions may not be combined.

J.	General

None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the other party.

This Agreement does not create any partnership or agency relationship between the Yelp and Yelp UK.

This Agreement shall be in substitution for any previous letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the secondment of you to Yelp UK.

Amendments to this Agreement may only be made in writing and with the authority of Yelp’s Chief Executive Officer.

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Please confirm your agreement to the terms of this secondment by signing and dating the duplicate copy of this letter, in the space provided.

Yours sincerely,

/s/ Geoff Donaker
Geoff Donaker
Chief Operating Officer
For and on behalf of Yelp Inc.

I agree to the terms and conditions of my secondment to Yelp UK in accordance with this letter. I understand that nothing contained herein shall be considered to be a guarantee of employment for the estimated duration of the secondment.

Joseph Nachman

/s/ Joseph Nachman EMPLOYEE	4/28/12 Date

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